                                                                     EXHIBIT 4.1




                         ______________________________

                        FORD CREDIT 1994-A GRANTOR TRUST

                           ASSET BACKED CERTIFICATES

                         ______________________________




                    FORD CREDIT AUTO RECEIVABLES CORPORATION
                                     Seller


                           FORD MOTOR CREDIT COMPANY
                                    Servicer


                                 CHEMICAL BANK
                           Trustee and Class A Agent



                               _________________


                        POOLING AND SERVICING AGREEMENT
                            Dated as of May 1, 1994


                               _________________

         This Pooling and Servicing Agreement, dated as of May 1, 1994, is made with respect to the formation of the Ford Credit 1994-A Grantor Trust, among FORD CREDIT AUTO RECEIVABLES CORPORATION, a Delaware corporation, as Seller ("Seller"), FORD MOTOR CREDIT COMPANY, a Delaware corporation, as Servicer ("Servicer"), and Chemical Bank, a New York banking corporation, as trustee (in such capacity, the "Trustee") and as agent (the "Class A Agent").

         WITNESSETH THAT: In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

         Section 1.1 Creation of Trust. Upon the execution of this Agreement by the parties hereto, there is hereby created the Ford Credit 1994-A Grantor Trust.


                                   ARTICLE II

         Section 2.1 Conveyance of Receivables. In consideration of the Trustee's delivery to, or upon the order of, the Seller of Certificates ("Certificates") in an aggregate amount equal to the Original Pool Balance, the Seller does hereby irrevocably sell, transfer, assign, and otherwise convey to the Trustee, in trust for the benefit of the Certificateholders, without recourse (subject to the obligations herein) all right, title and interest of the Seller, whether now owned or hereafter acquired, in and to the following:

                                  (i)  the Receivables listed in Schedule A
         hereto and all monies paid thereon and due thereon on or after the Cutoff Date (including any monies received prior to the Cutoff Date that are due on or after the Cutoff Date and were not used to reduce the principal balances of the Receivables);

                                  (ii)  the security interests in the Financed
         Vehicles granted by Obligors pursuant to the Receivables;

                                  (iii)  any proceeds from claims on any
         physical damage, credit life, credit disability, or other insurance policies covering Financed Vehicles or Obligors;

                                  (iv)  the Purchase Agreement, including the
         right of the Seller to cause Ford Motor Credit Company to repurchase Receivables from the Seller;

                                  (v)  Dealer Recourse;

                                  (vi)  rebates of premiums and other amounts
         relating to insurance policies and other items financed under the Receivables in effect as of the Cutoff Date; and

                                  (vii)  the proceeds of any and all of the
         foregoing.


                                  ARTICLE III

                                    Reserved


                                   ARTICLE IV

                 Section 4.1 Acceptance by Trustee. The Trustee does hereby accept all consideration conveyed by the Seller pursuant to Section 2.1, and declares that the Trustee shall hold such consideration upon the trusts herein set forth for the benefit of all present and future Certificateholders, subject to the terms and provisions of this Agreement.


                                   ARTICLE V

                 Section 5.1 Incorporation of Standard Terms and Conditions of Agreement. This Pooling and Servicing Agreement does hereby incorporate by reference the Standard Terms and Conditions of Agreement for Ford Credit Grantor Trusts dated as of May 1, 1994 ("Standard Terms and Conditions of Agreement"), in the form attached hereto.

                                   ARTICLE VI

                 Section 6.1 Special Definitions and Terms. Whenever used in the Standard Terms and Conditions of Agreement and in this Pooling and Servicing Agreement, the following words and phrases shall have the following meanings:

                 The "Class A Percentage" means _____%.

                 The "Class B Percentage" means _____%

                 The "Corporate Trust Office" at the date hereof is located at

                 450 West 33rd Street - 15th Floor
                 New York, New York  10001
                 Attention:  Corporate Trust Department

                 The "Cutoff Date" shall be May 1, 1994.

                 The first "Distribution Date" shall be June 15, 1994.

                 The "Optional Purchase Percentage" shall be 10%.

                 The "Original Pool Balance" is $[_______________].

                 The "Pass-Through Rate" is _____% per annum.

                 The "Purchase Agreement" is the agreement dated as of May 1, 1994, relating to the purchase by the Seller from Ford Motor Credit Company of the Receivables.

                 The "Required Deposit Rating" shall be a rating on (i) short-term unsecured debt obligations of P-1 by Moody's Investors Service, Inc. and (ii) short-term unsecured debt obligations of A-1+ by Standard & Poor's Corporation; and any requirement that short-term unsecured debt obligations have the "Required Deposit Rating" shall mean that such short-term unsecured debt obligations have the foregoing required ratings from each of such rating agencies.

                 The "Servicing Fee Rate" is 1.00% per annum.

                 The "Specified Subordination Spread Account Balance" with respect to any Distribution Date shall be $_________; except that in the event that on any Distribution Date (i) the annualized average for the preceding three Collection Periods (or such shorter number of Collection Periods as have elapsed since the Cutoff Date) of the ratios of net losses (i.e., the net balances of all Receivables which are determined to be uncollectible in the Collection Period, less any recoveries on Receivables charged off in the period or prior periods) to the Pool Balance as of the first day of each such Collection Period exceeds _____% or (ii) the average for the preceding three Collection Periods (or such shorter number of Collection Periods as have elapsed since the Cutoff Date) of the ratios of the number of Receivables that have been repossessed but not yet sold or are delinquent 60 days or more to the outstanding number of Receivables exceeds _____%, then the Specified Subordination Spread Account Balance for such Distribution Date shall be an amount equal to such percentage of the Pool Balance as of the opening of business of the first day of such Collection Period as is determined by deducting from twelve percent the following fraction, expressed as a percentage: (x) 1 minus (y) a fraction, the numerator of which is the Class A Certificate Balance and the denominator of which is the Pool Balance both as of the opening of business of the first day of such Collection Period, but in no event shall the Specified Subordination Spread Account Balance be more than $_________ or less than $_________. On any Distribution Date on which the aggregate balance of the Class A Certificates is $_________ or less after giving effect to distributions on such Distribution Date, the Specified Subordination Spread Account Balance shall be the greater of the balance described above or $__________.

                 The "Subordination Initial Deposit" is
$_________.

                                  ARTICLE VII

                 Section 7.1 Additional Representations and Warranties of the Seller. The Seller does hereby make the following representations and warranties on which the Trustee shall be deemed to have relied in accepting the Receivables in trust and executing and authenticating the Certificates:

                                  (i)    New and Used Vehicles.  Approximately
         84% of the aggregate Principal Balance of the Receivables, constituting 78% of the Receivables, as of the Cut Off Date, represent vehicles financed at new vehicle rates, and the remainder of the Receivables represent vehicles financed at used vehicle rates;

                                  (ii)   Origination.  Each Receivable shall
         have an origination date on or after May 1, 1993;

                                  (iii)  Maturity of Receivables.  Each
         Receivable shall have an original maturity of not greater than 60 months;

                                  (iv)   Minimum Annual Percentage Rate.  Each
         Receivable shall have an Annual Percentage Rate equal to or greater than 6.8%;

                                  (v)    Scheduled Payments.  Each Receivable
         shall have a first Scheduled Payment due on or prior to May 31, 1993 and no Receivable shall have a payment that is more than 30 days overdue as of the Cutoff Date;

                                  (vi)   Location of Receivable Files.  The
         Receivable Files shall be kept at one or more of the locations listed in Schedule B hereto;

                                  (vii)  No Extensions.  The number of
         Scheduled Payments shall not have been extended on any Receivable on or before the Cutoff Date; and

                                  (viii) Rating Agencies.  The rating agencies
         rating the Certificates are

         Moody's Investors Service, Inc. and Standard & Poor's Ratings Group.


                                  ARTICLE VIII

                 Section 8.1 Ford Motor Credit Company Not to Resign as Servicer. Subject to the provisions of Section 18.3 of the Standard Terms and Conditions of Agreement, Ford Motor Credit Company shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of Ford Motor Credit Company shall be communicated to the Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Trustee or a successor Servicer shall have taken the actions required by the last paragraph of Section 19.1 of the Standard Terms and Conditions of Agreement and shall have assumed the responsibilities and obligations of Ford Motor Credit Company in accordance with Section 19.2 of the Standard Terms and Conditions of Agreement.


                                   ARTICLE IX

                 Section 9.1 Agent for Service. The agent for service for the Seller and the Servicer shall be J.D. Bringard, Esq., Ford Motor Credit Company, The American Road, Dearborn, Michigan 48121.


                                   ARTICLE X

                 Section 10.1  Additional Covenants of the Seller.

                          (a)  The Seller agrees with each nationally
recognized rating agency which has been requested by the Seller or an affiliate to rate the Class A Certifi-cates issued pursuant to this Agreement and which is then rating such Certificates that it shall not issue any additional securities that could reasonably be expected to affect materially and adversely the Certificates issued pursuant to this Agreement unless it shall have first obtained the written consent of such rating agency. The Seller shall provide a copy of any such consent to the Trustee.

                          (b)  The Seller shall not, without the prior written
consent of each nationally recognized rating agency which has been requested by the Seller or an affiliate to rate the Class A Certificates and which is then rating such Certificates and, upon the Seller's receipt of the written consent from each such rating agency, the Trustee shall, without any exercise of its own discretion, also provide its written consent to the Seller, do any of the following:

                                  (i)  engage in any business or activity other
         than those set forth in Article Third of the Seller's Certificate of Incorporation, as amended;

                                  (ii)  incur any indebtedness, or assume or
         guaranty any indebtedness of any other entity, other than (A) any indebtedness incurred in connection with Notes (as defined in the Seller's Certificate of Incorporation, as amended) and (B) any indebtedness to Ford Motor Credit Company or any affiliate thereof incurred in connection with the acquisition of receivables, which indebtedness shall be subordinated to all other obligations of the Seller;

                                  (iii)  dissolve or liquidate, in whole or in
         part; consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, unless:

                                  (A)      the entity (if other than the
         Seller) formed or surviving the consolidation or merger of which acquires the properties and assets of the Seller is organized and existing under the laws of the State of Delaware, expressly assumes the due and punctual payment of, and all obligations of the Seller, including those obligations of the Seller under this Agreement, and has a Certificate of Incorporation containing provisions identical to the provisions of Article Third, Article Fourth and Article Fifteen of the Seller's Certificate of Incorporation, as amended; and

                                  (B)  immediately after giving effect to the
         transaction, no default or event of default has occurred and is continuing under any indebtedness of the Seller or any agreements relating to such indebtedness; or

                                  (iv)  without the affirmative vote of 100% of
         the members of the Board of Directors of the Seller, institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the corporation or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take corporate action in furtherance of any such action.


[The remainder of this page intentionally left blank.]

                 IN WITNESS WHEREOF, the Seller, Servicer, and the Trustee have caused this Pooling and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.


                                                     FORD CREDIT AUTO
                                                     RECEIVABLES CORPORATION


[SEAL]

ATTEST:                                              By: ______________________
                                                         TITLE:


___________________________
TITLE:


                                                     FORD MOTOR CREDIT COMPANY

[SEAL]

ATTEST:                                              By: ______________________
                                                         TITLE:


___________________________
TITLE:  Assistant Secretary



                                                       CHEMICAL BANK, as Trustee


ATTEST:                                              By: ______________________
                                                         TITLE:



___________________________
TITLE:  Trust Officer

                                                 CHEMICAL BANK, as Class A Agent
                                                        Pursuant to Section 14.7
                                                        hereof



ATTEST:                                          By: __________________________
                                                     TITLE:



___________________________
TITLE:  Trust Officer

                                   SCHEDULE A


                              LIST OF RECEIVABLES



                              DELIVERED TO TRUSTEE


                                   AT CLOSING

                                   SCHEDULE B

                            LOCATION OF RECEIVABLES

Indianapolis
5875 Castle Creek Pkwy. North Drive
Suite 240
Indianapolis, IN  46250-4308

Detroit-North
580 Kirts Boulevard
Suite 300
Troy, MI  48084

Chicago-North
9700 Higgins Road
Suite 720
Rosemont, IL  60018

Ohio South
9797 Springboro Pike
Suite 302
Miamisburg, OH  45343

Detroit/West
One ParkLane Blvd.
Suite 405E
Dearborn, MI  48126

Chicago South
900 Frontage Road (South)
Suite 310
Woodridge, IL  60517

Grand Rapids
3001 Fuller Ave. N.E.
Grand Rapids, MI  49505

Chicago - East
2200 E. 170th
Lansing, IL  60438

Akron
3560 W. Market St.
Suite 105
Fairlawn, OH  44333-2600

Louisville
502 Executive Park
Louisville, KY  40207

Milwaukee
10850 W. Park Place
Suite 110
Milwaukee, WI  53224

Chicago West
2500 W. Higgins Rd.
Suite 280
Hoffman Estates, IL  60195-2008

Saginaw
4901 Towne Centre Rd.
Suite 200
Saginaw, MI  48605

Findlay
3500 North Main Street
Findlay, OH  45840-1447

Cleveland
5700 Lombardo Centre
Suite 101
Seven Hills, OH  44131-2581

Philadelphia
Bay Colony Executive Park
575 E. Swedesford
Suite 100
Wayne, PA  19087

New Jersey South
5000 Dearborn Circle
Suite 200
Mt. Laurel, NJ  08054

Baltimore-West
Woodholme Center
1829 Reistertown Road
Suite 340
Baltimore, MD  21208-8861

Long Island
972 Brush Hollow Road
5th Floor
Westbury, NY  11590

Washington
2440 Research Blvd.
Suite 150
Rockville, MD  20850-3293

New Haven
116 Washington Ave.
Floor #4
North Haven, CT  06473

Norfolk
Greenbrier Pointe
1401 Greenbrier Pkwy.
Suite 350
Chesapeake, VA  23320

New Jersey North
103 Eisenhower Parkway
Roseland, NJ  07068-1069

Pittsburgh
1910 Cochran Rd.
Manor Oak Two
Suite 285
Pittsburgh, PA  15220

Richmond
10710 Midlothian Turnpike
Suite 306
Richmond, VA  23235

Syracuse
5788 Widewaters Pkwy.
DeWitt, NY  13214

Westchester
660 White Plains Road
Tarrytown, NY  10591-0010

Mobile
1201 Montlimar Dr.
Suite 700
Mobile, AL  36609

Birmingham
3535 Grandview Parkway
Suite 340
Birmingham, AL  35243

Orlando
2600 Lake Lucien Drive
Suite 306, The Forum Bldg.
Maitland, FL  32751

Memphis
2600 Thousand Oaks Blvd.
Suite 4400
Memphis, TN  38118

Atlanta - North
North Park Town Center
1000 Abernathy Rd. N.E.
Bldg. 400, Suite 180
Atlanta, GA  30328

Greensboro
1500 Pinecroft Rd.
Suite 220, Asheville Buildings
Greensboro, NC  27407

Charlotte
5832 Farm Pond Lane
Suite 200
Charlotte, NC  28212

Jacksonville
9485 Regency Square Boulevard
Jacksonville, FL  32225

Jackson
4500 I-55 North
Suite 292
Jackson, MS  39211

Columbia
250 Berryhill Road
Suite 201
Columbia, SC  29210

Miami
700 NW 107th Ave.
Suite 200
Miami, FL  33172

Dothan Alabama
2210 West Main Street
Suite 1
Dothan, AL  36303

Nashville
556 Marriott Drive
Suite 190, Highland Ridge
Nashville, TN  37210

Raleigh
3641 Trust Drive
Raleigh, NC  27604

Tampa
2502 Rocky Point Dr.
Suite 800, Lincoln Pointe
Tampa, FL  33607

Odessa
Ashford Park Office Center
Suite 201A
2626 John Ben Sheppard Parkway
Odessa, TX  79762

Lubbock
Suite 200
4010 82nd Street
Lubbock, TX  79424

Dallas
801 E. Campbell Road
Suite 600, Campbell Forum
Richardson, TX  75081

Austin
1701 Directors Blvd.
Suite 320
Austin, TX  78744

Fort Worth
2350 W. Airport Hwy.
Suite 400, Center Park Tower
Bedford, TX  76022

Beaumont
2615 Calder
Suite 715
Beaumont, TX  77702

Houston-West
820 Gessner
Suite 700
Houston, TX  77024

Harlingen
1916 East Harrison
Harlingen, TX  78550

Corpus Christi
5350 South Staples
Suite 225
Corpus Christi, TX  78411

Little Rock
1701 Centerview Dr.
Suite 201
Little Rock, AR  72211

Amarillo
1616 S. Kentucky
Suite 130  Bldg. D
Amarillo, TX  79102

El Paso
1200 Golden Key Circle
Suite 104
El Paso, TX  79925

Albuquerque
6100 Uptown Blvd., NE
Suite 300
Albuquerque, NM  87110

Houston-North
400 East Northbelt
Suite 900
Houston, TX  77067

San Antonio
1600 N.E. Loop 410
Suite 200
San Antonio, TX  78209

Tulsa
9820 East 41st St.
Suite 300
Tulsa, OK  74145

Minneapolis
11095 Viking Drive
Suite 308, One Southwest Crossing
Eden Prairie, MN  55344-7290

Wichita
Building 1038
7570 West 21st Street
Wichita, KS  67212

St. Louis
4227 Earth City Exp.
Suite 100
Earth City, MO  63045

Jefferson City
210 Prodo Drive
Jefferson City, MO  65109

Kansas City
8001 College Blvd.
Suite 110
Overland Park, MO  66210-1800

Des Moines
4200 Corporate Dr.
Suite 107
West Des Moines, IA  50266

Omaha
10810 Farnam Drive
Suite 113
Omaha, NE  68154

Davenport
2535 Tech Dr.
Suite 300, Commerce Exch. Bldg.
Bettendorf, IA  52722

Denver
6300 S. Syracuse Way
Suite 195
Englewood, CO  80111

Fargo
3100 13th Ave. South
Suite 304
Fargo, ND  58103

Springfield
2155 East Sunshine
Suite 101
Springfield, MO  65804-1816

Waterloo
211 E. San Marnan Dr.
Waterloo, IA  50702

San Bernadino
1615 Orange Tree Lane
Suite 215
Redlands, CA  92374

Salt Lake City
310 E. 4500 South
Suite 340
Murray, UT  84121-0501

Honolulu
1585 Kapiolani Blvd.
Suite 922, Ala Moano Pacific Center
Honolulu, HI  96814

Spokane
W. 1500 4th Avenue
Suite 202
Spokane, WA  99204

Grand Junction
744 Horizon Ct.
Suite 330
Grand Junction, CO  81506

San Francisco
4301 Hacienda Dr.
Suite 400
Pleasanton, CA  94588

Portland
10220 S.W. Greenburg Rd.
Suite 415
Portland, OR  97223-5506

Sacramento
2720 Gateway Oaks Dr.
Suite 200
Sacramento, CA  95833

San Diego
3111 Camino Del Rio N.
Suite 1333
San Diego, CA  92108

Phoenix
4742 24th Street
Suite 215
Phoenix, AZ  85016

San Jose
1900 McCarthy Blvd.
Suite 400
Milpitas, CA  95035

Seattle
13555 S.E. 36th Street
Suite 350
Bellevue, WA  98006

Orange
765 City Drive
Suite 200
Orange, CA  92668

Anchorage
4300 B. Street
Suite 206
Anglo Building
Anchorage, AK  99503

Appleton
54 Park Place
Appleton, WI  54915-8861

South Bend
4215 Edison Lakes Parkway
Suite 140
Mishawaka, IN  46545

Columbus
655 Metro Place South
Suite 470, Metro V
Dublin, OH  43017-0792

Henderson
618 North Green Street
Henderson, KY  42420

Lansing
2205 Jolly Rd.
Suite D
Okemos, MI  48864

Marshall
1408 North Michigan
Marshall, IL  62441

New Jersey-Central
101 Interchange Plaza
Cranbury, NJ  08512

Huntington
3425 U.S. Route 60 East
Barboursville, WV  25504

Buffalo
95 John Muir Drive
Amherst, NY  14228

Manchester
4 Bedford Farms
Bedford, NH  03110

Harrisburg
3045 Market Street
Plaza 55 Complex
Camp Hill, PA  17011

Boston South
Southboro Place - 2nd Floor
352 Turnpike Rd.
Southboro, MA  01772-9100

Boston North
100 Ames Pond Drive
Tewksbury, MA  01876

Portland
2401 Congress Street
Portland, ME  04102

Albany
5 Pine West Plaza
Albany, NY  12212

Roanoke
5238 Valley Pointe Pkwy.
Suite 6
Roanoke, VA  24019

Falls Church
1650 Tysons Blvd
Suite 500
Mclean, VA  22101-9550

Bristol
1241 Volunteer Parkway
Suite 200
Bristol, TN  37625

Chattanooga
6025 Lee Highway
Suite 443
Chattanooga, TN  37421

Decatur
401 Lee Street
Suite 500
Decatur, AL  35602

Fayetteville
351 Wagoner Drive
Suite 120, Omni Centre
Fayetteville, NC  28303

Athens
3708 Atlanta Highway
Athens, GA  30613

Knoxville
5500 Lonas Drive
Suite 260
Knoxville, TN  37909

Macon
5400 Riverside Drive
Suite 201
Macon, GA  31210

Pensacola
25 W. Cedar Street
Suite 316
Pensacola, Fl  32501

Savannah
6600 Abercorn Street
Suite 206
Savannah, GA  31420-0277

Tyler
821 East SE Loop 323
Suite 300
Tyler, TX  75701

Oklahoma City
4101 Perimeter Ctr Dr.
Suite 300
Oklahoma City, OK  73112-2304

Baltimore-East
Campbell Corporate Center One
4940 Campell Blvd., Suite 140
Whitemarsh Business Community
Baltimore, MD  21236

Billings
1643 Lewis Avenue
Suite 201
Billings, MT  59102

Cheyenne
6234 Yellowstone
Cheyenne, WY  82009

Cape Girardeau
2851 Independence
Cape Girardeau, MO  63701

Atlanta -South
1691 Phoenix Blvd.
Suite 300
Atlanta, GA  30349

Pasadena
800 East Colorado Blvd.
Suite 400
Pasadena, CA  91109

Colorado Springs
5575 Tech Center Dr.
Suite 220
Colorado Springs, CO  80919

South Bay
1411 West 190th Street
Suite 600
Gardena, CA  90248-4307

Ventura
1001 Partridge Drive
Suite 300
Ventura, CA  93003

Las Vegas
3900 Paradise Road
Suite 239
Las Vegas, NV  89109

Eugene
1600 Valley River Drive
Suite 190
Eugene, OR  97401

Tupelo
1 Mississippi Plaza
Suite 601
Tupelo, MS  38801

Charleston
4975 Lacross Road
Suite 150, Rivergate Center
North Charleston, SC  29418-6518

Fort Lauderdale
4410 N. State Rd #7
Suite 200, Headway Office Park
Ft Lauderdale, FL  33319

Western Carolina
215 Thompson Street
Hendersonville, NC  28739-2828

Ford Motor Credit Company
Central Collections
3200 Greenfield
Suite 280
Dearborn, MI  48120

New Orleans
3330 W. Esplanade Avenue
Suite 200
Metairie, LA  70002

Lafayette
Saloom Office Park
Suite 350
100 Asma Boulevard
Lafayette, LA  70508

Shreveport
South Pointe Centre
3007 Knight Street
Suite 200
Shreveport, LA  71105

Commercial Lending
Suite 300
745 McClintock
Dearborn Centre
Burr Ridge, IL  60521

                               TABLE OF CONTENTS

                                                                                                                               Page
                                                                                                                               ----
ARTICLE I                 Creation of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2

ARTICLE II                Conveyance of Receivables   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2

ARTICLE III               Reserved  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3

ARTICLE IV                Acceptance by Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3

ARTICLE V                 Incorporation of Standard Terms
                                  and Conditions of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3

ARTICLE VI                Special Definitions and Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3

ARTICLE VII               Additional Representations
                                  and Warranties of the Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5

ARTICLE VIII              Ford Motor Credit Company Not
                                  to Resign as Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6

ARTICLE IX                Agent for Service   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7

ARTICLE X                 Additional Covenants of the Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7


                 Schedule A -- List of Receivables

                 Schedule B -- Location of Receivables





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